-1- RIO TINTO PLC RULES OF THE RIO TINTO GLOBAL EMPLOYEE SHARE PLAN Directors' adoption: 19 September 2012 Directors’ subsequent adoption with effect from: 6 May 2021 Amended by the Remuneration Committee: 26 February 2019 and 6 May 2021 Date of shareholder approval: 19 April 2012 and 6 May 2021 Expiry date: 5 May 2031 Exhibit 4.2

Table of Contents

Contents | Page

1. Definitions ... 3
2. Operation of the Plan ... 6
3. Free Shares ... 7
4. Investment Shares ... 8
5. Matching Shares ... 12
6. Transfer of Shares ... 13
7. Rights of Participants ... 15
8. Malus ... 17
9. Clawback ... 19
10. General ... 21
11. Terms of employment ... 24
12. Data protection ... 25
13. Amendments ... 26
14. Termination ... 27
15. Governing law and jurisdiction ... 27

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-3- Rio Tinto Global Employee Share Plan 1. Definitions In these Rules: “Accumulation Period” means the period during which a Participant’s Contributions are held before their application by the Nominee in acquiring Investment Shares and which must be longer than one month but not longer than 12 months (or any longer period determined by the Directors from time to time); “Administrator” means the plans administrator appointed by the Company from time to time to administer the Plan; “Award Date” means the date on which Free Shares and/or Matching Shares are awarded to a Participant under the Plan; “Award System” means the system of calculating the number of Free Shares to be awarded from time to time as adopted by the Directors; “Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Directors so determine, a stock exchange nominated by the Directors on which the Shares are traded) is open for the transaction of business; “Change of Control” means: (i) a person (or a group of persons acting in concert) obtaining control (within the meaning of Section 995 of the Income Tax Act 2007) of the Company whether or not as a result of making a general offer to acquire Shares; or (ii) when, under Section 895 of the Companies Act 2006 or equivalent procedure under local legislation, a court sanctions a compromise or arrangement in connection with the acquisition of Shares; “Company” means Rio Tinto plc; “Conditional Award” means a conditional right to acquire Shares awarded under the Plan; “Contributions” means deductions from a Participant’s Salary or other payment made by the Participant for the purpose of allocating Investment Shares; “Corporate Event” means, in relation to the Company: (i) any demerger, delisting, distribution (other than an ordinary dividend) or other transaction, which, in the opinion of the Directors, might affect the current or future value of Plan Shares or any Conditional Award; or (ii) any reverse takeover (not falling within the definition of Change of Control), merger by way of a dual listed company or other significant corporate event, as determined by the Directors;

-4- “Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, the Listing Rules, the Market Abuse Regulation or any code adopted by the Company regulating dealings in Shares, as each may be varied from time to time; “Directors” means the board of directors of the Company or a duly authorised person or group of persons; “Dividend Equivalent” means an amount equal to the dividends (excluding any non-ordinary dividend which the Directors determine should be excluded) payable on the number of Vested Shares between the Award Date and Vesting. For the avoidance of doubt, the Dividend Equivalent does not include the tax credit; “Dividend Shares” means Shares acquired through the reinvestment of cash dividends paid on Plan Shares in accordance with rule 7.1 (Dividend Shares and Dividend Equivalents); “Eligible Employee” means any person who, on a date or dates determined by the Directors: (i) (a) is an employee (including an executive director) of a Participating Company; (b) has such qualifying period (if any) of continuous service, not exceeding three years, as the Directors may determine; (c) is not under notice of termination of employment either given or received (other than notice given by reason of redundancy or, at the discretion of the Directors, any other reason); and (d) satisfies any other conditions specified by the Directors (if any) in relation to any employee or group of employees; or (ii) is an employee (including an executive director) of a Group Company and is nominated by the Directors (or is nominated as a member of a category of such employees); “Employment” means employment with a Group Company; “Expiry Date” means 5 May 2031, the tenth anniversary of shareholder approval of the Plan; “Forfeitable Shares” means Shares held in the name of or for the benefit of a Participant subject to the terms of the Plan; “Free Shares” means an award of Shares in the form of a Conditional Award or Forfeitable Shares made pursuant to rule 3 (Free Shares); “Group Company” means: (i) the Company; (ii) any Subsidiary; or

-5- (iii) any other company which is associated with the Company and is so designated by the Directors; “Group Data Protection Policy” means the Rio Tinto Data Privacy Standard, a copy of which is available upon request from aske&c@riotinto.com. “Holding Period” means the period for holding Free Shares and Matching Shares in the Plan which must be at least three years but not more than five years (or such other period as determined by the Directors) pursuant to rule 3.2.2 beginning on the Award Date; “Investment Shares” means Shares which are allocated to a Participant in respect of their Contributions pursuant to rule 4.12 (Accumulation Periods) or 4.13 (Allocating Investment Shares – Accumulation Period); “London Stock Exchange” means the London Stock Exchange plc or its successor; “Listing Rules” means the rules relating to admission of the Official List; “Market Value” means the lower of the two closing prices of a Share plus one- half of the difference been the two prices as derived from the Daily Official List of the London Stock Exchange on any day determined by the Directors or averaged over such days as the Directors may decide; “Matching Shares” means an award of Shares in the form of a Conditional Award or Forfeitable Shares made pursuant to rule 5 (Matching Shares); “Nominee” means the registered holder of the Plan Shares appointed by the Company or by the Administrator for the purpose of the Plan; “Participant” means any person (including any person acquiring their beneficial interest by operation of law) who holds a Conditional Award and/or on whose behalf Shares or other securities may be held under the Plan; “Participating Company” means for the purposes of the Plan: (i) the Company; and (ii) any Subsidiary and any associated company which, in both cases, is so designated by the Directors; “Participating Employee” means an employee (including an executive director) of a Participating Company; “Performance Measures” means the targets or requirements set by the Directors from time to time which govern the availability, number or value of Free Shares to be awarded; “Plan” means this plan known as “The Rio Tinto Global Employee Share Plan”; “Plan Shares” mean the Shares awarded or allocated to Participants under the Plan and held by the Nominee, including Free Shares, Investment Shares, Matching Shares and Dividend Shares;

-6- “Rio Tinto Group” means each Group Company and Rio Tinto Limited and its subsidiaries; “Salary” means basic salary or any such remuneration paid or made available by an employing company as determined by the Directors generally or on an individual country basis; “Share Capital Variation” means: (i) a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital; (ii) a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010; (iii) a special dividend or distribution; or (iv) any other corporate event, which, in each case, might, in the opinion of the Directors, affect the current or future value of Plan Shares and/or Conditional Awards; “Shares” means fully paid ordinary shares in the capital of the Company or any American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) representing such ordinary shares or, where the context permits, in the event of a Change of Control, any security which forms part of any new holding; “Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006; and “Vesting” means a Participant becoming entitled to have the Shares subject to a Conditional Award transferred to them subject to the Plan, and “Vest” and “Vested” shall be construed accordingly. 2. Operation of the Plan 2.1 Time of operation The Directors can operate the Plan at any time subject to any applicable Dealing Restrictions. 2.2 Notification to Participating Companies As soon as practicable after the Directors have decided to operate the Plan, the Company will notify the relevant Participating Companies of the proposed operation of the Plan. 2.3 Form of invitation and application 2.3.1 The invitations and applications to join the Plan must be made in the form determined by the Directors from time to time. This may include invitations and applications in writing or by e-mail, internet (or other electronic means) and interactive voice response.

-7- 2.3.2 The application must be accompanied by an authority for the Contributions payable under the application to be deducted from the Participant’s Salary and paid into a non-interest bearing account established by the Company for the purpose of holding Contributions. 2.3.3 The completed application must be submitted to the Company or the Participating Company specified in the invitation or application within the period specified. An Eligible Employee who has not submitted a completed application will not be able to participate in the Plan. 2.3.4 The application will take effect from such date as is set out in the application and will continue until such time as the Participant ceases to be a Participating Employee or notifies the Company that they wish to withdraw from the Plan. 2.3.5 The application must include an undertaking by the Eligible Employee not to sell or dispose of any interest in the Free Shares and Matching Shares until the end of the Holding Period except in the event of a Change of Control or pursuant to rule 6.3 (Leaving employment) or rule 10.11 (Withholding). 3. Free Shares 3.1 Limit If the Plan is operated to provide Free Shares, Free Shares awarded to each Participant in any 12-month period must not have, on the Award Date, a Market Value of more than 200% of any applicable maximum Contributions limit, as determined by the Directors under rule 4.1.1 from time to time, or such other amount as determined by the Directors in respect of that award of Free Shares. 3.2 Terms relating to Free Shares Before the award of Free Shares, the Directors will determine the following: 3.2.1 the Award System for that operation of the Plan, including any Performance Measures which apply; 3.2.2 the Holding Period; and 3.2.3 any forfeiture provisions under rule 3.5 (Forfeiture of Free Shares). Rule 6.1 (Forfeitable Shares - restrictions on disposal) applies to the award of Free Shares. 3.3 Awards of Free Shares The Directors will award Free Shares to each Participant who is an Eligible Employee on the Award Date on the basis set out in the Award System and any Performance Measures.

-8- 3.4 Notification by the Company 3.4.1 At the time of, or as soon as practicable after, the award of Free Shares, the Company will notify each Participant of the award. The Company will include in the notification: (i) the number of Free Shares subject to the award; (ii) whether the award is made in the form of a Conditional Award or Forfeitable Shares; and (iii) the applicable Holding Period. 3.4.2 If Performance Measures apply to the availability, number or value of Free Shares, the Company will notify Participants of the Performance Measures, but the Company may exclude from such notification any information if it reasonably considers that to disclose it would prejudice commercial confidentiality. 3.5 Forfeiture of Free Shares Subject to rule 6.3 (Leaving Employment), the Directors may decide that an award of Free Shares will be made on the basis that, if a Participant leaves Employment for any reason during the Holding Period (other than by reason of rule 6.3 (Leaving Employment) or a Change of Control), they will forfeit the award. 3.6 Fractional Shares Where the Directors so decide, the award of Free Shares under rule 3.3 (Award of Free Shares) includes an award of fractional Free Shares. 4. Investment Shares 4.1 Amount of Contributions 4.1.1 The Directors will determine the maximum Contribution which will apply in relation to the operation of the Plan from time to time and any such maximum will be set out in the application or otherwise notified to the Participant. If Contributions exceed these limits, the excess amount will be repaid to the Participant as soon as practicable. 4.1.2 The Directors may from time to time set a minimum amount for Contributions on any occasion, irrespective of the intervals at which Contributions are to be made. If there is such a minimum amount, it will be set out in the application or otherwise notified to the Participant. 4.2 Making Contributions 4.2.1 The Contributions will be deducted from the Participant’s Salary on each pay date after the Participant’s application has taken effect

-9- pursuant to rule 2.3.4 or on such other date(s) as the Directors may decide. 4.2.2 Where local rules prohibit deductions from Salary, the Participant may be permitted to make regular cash or other payments on such terms as the Directors determine. 4.2.3 If the Directors so decide from time to time, the Participant may be permitted to make a lump sum Contribution in the manner contemplated by rules 4.2.1 or 4.2.2 on such terms as the Directors determine. Any lump sum Contribution permitted by the Directors, when added to the Contributions made under rule 4.2.1 or 4.2.2, must not exceed the limits set for the relevant operation of the Plan pursuant to rule 4.1.1. 4.2.4 All Contributions are made after any deductions for tax and social security contributions. 4.2.5 If a Participant ceases to be a Participating Employee, no further Contributions will be made. 4.3 Holding Contributions The Contributions will be held by the Nominee, the Company or any relevant Participating Company in a non-interest bearing account until they are used to acquire Investment Shares on the Participant’s behalf or returned to the Participant pursuant to rules of the Plan. 4.4 Return of Contributions on leaving the Plan Where a Participant: 4.4.1 gives notice to withdraw from the Plan under rule 4.8 (Withdrawal from agreement to make Contributions); or 4.4.2 ceases to be a Participating Employee, any Contributions held for the Participant will be returned to the Participant as soon as practicable. 4.5 Excess Contributions If so specified in the application, the Company may carry forward and add to the amount of the next Contribution any Contributions, or part thereof, not used to acquire Investment Shares. Alternatively, the Company may pay the excess to the Participant as soon as practicable. 4.6 Stopping and re-starting Contributions A Participant may give notice to the Company to stop making Contributions. They may also give notice to the Company at any time that they wish Contributions to re-start. The Participant may only re-start their Contributions on such date(s) each year as set out in the application form or otherwise notified to the Participant unless the Directors decide otherwise.

-10- The Company will arrange for Contributions to stop within 30 days of receiving the notice, unless a later date is specified. The Company will arrange for Contributions to re-start by the next due date for Contributions which is more than 30 days after receipt of the notice to re-start, unless a later date is specified. 4.7 Varying Contributions A Participant may vary their rate of Contributions with the agreement of the Directors on such terms as set by the Directors from time to time. The new rate of Contributions will take effect no later than the first pay date following 30 days after receiving the notice, unless a later date is specified. The Directors may set a limit on the number of times a Participant is permitted to vary their rate of Contributions. 4.8 Withdrawal from agreement to make Contributions A Participant may at any time withdraw from the agreement to make Contributions made at the time of joining the Plan. The Participant will be treated by the Company as having stopped Contributions as soon as practicable after the Company receives the Participant’s notice. Any Contributions held at the time of withdrawal will be used as set out in rule 4.4 (Use of Contributions on leaving the Plan). Any Investment Shares already allocated will not cease to be subject to the Plan as a result of such a withdrawal. 4.9 Currency conversion Contributions made in a currency other than pounds sterling or, in the case of ADRs, US dollars (including any limits which apply to Contributions pursuant to rule 4.1 (Amount of Contributions)) will be converted into pounds sterling or US dollars, as applicable, on such date or dates as determined by the Directors and at the average of the spot buying and selling rates with the relevant currency in comparable amounts by any clearing bank chosen by the Directors on any date chosen by the Directors. 4.10 Limit on Investment Shares The Directors may from time to time set a limit on the number of Shares which may be allocated as Investment Shares. If there is such a limit, it will be set out in the application or otherwise notified to the Participant. 4.11 Scaling down If there is a limit on the number of Shares which may be acquired as Investment Shares and the aggregate value of Contributions set out in the applications submitted by Participating Employees exceeds the amount necessary to acquire that number of Investment Shares, the Directors may scale down applications by taking any one or more of the following steps: 4.11.1 reducing the excess of Contributions over any set minimum amount for Contributions proportionately;

-11- 4.11.2 reducing all monthly Contributions to any set minimum amount for Contributions; 4.11.3 selecting applications to contribute the minimum amount for Contributions by lot; or 4.11.4 choosing any other method which they deem appropriate. The Directors will notify Participants of the scaling down and their application will be deemed changed or withdrawn accordingly. 4.12 Accumulation Periods The Directors may determine in relation to any operation of the Plan whether there will be an Accumulation Period. The start and end of any Accumulation Period must be set out in the application or will be notified to the Participant before the start of the operation of the Plan. The Accumulation Period must start on or before the date of the first Contribution. If, during the Accumulation Period, a transaction occurs in relation to the Shares which results in a new holding of shares being equated with the Shares, the Contributions held may, with the agreement of the Participant, be used at the end of the Accumulation Period to acquire new shares. By submitting the application form, the Participant agrees to the acquisition of new shares. 4.13 Allocating Investment Shares – Accumulation Period 4.13.1 If there is an Accumulation Period, the Company must allocate Investment Shares to each Participant within 30 days of the end of that period. 4.13.2 Where Shares are issued for the allocation, the number of Investment Shares allocated to each Participant will be calculated using the Market Value of the Shares on the date of allocation. 4.13.3 Where Shares are purchased for allocation, the number of Investment Shares allocated to each Participant will be calculated using the average price actually paid for the Shares. 4.14 Allocating Investment Shares – no Accumulation Period 4.14.1 If there is no Accumulation Period, the Company must allocate Investment Shares to the Participants by a date set by the Company. 4.14.2 Where Shares are issued for the allocation, the number of Investment Shares allocated to each Participant will be calculated using the Market Value of the Shares on the date of allocation. 4.14.3 Where Shares are purchased for allocation, the number of Investment Shares allocated to each Participant will be calculated using the average price actually paid for the Shares.

-12- 4.15 Fractional Shares Where the Directors so decide, the allocation of Investment Shares under rule 4.13 or rule 4.14 includes the allocation of fractional Investment Shares. 4.16 Allocation eligibility requirement The Company will not allocate Investment Shares to an individual who is not a Participating Employee at the following times: 4.16.1 where there is no Accumulation Period, at the time the related Contributions are made; and 4.16.2 where there is an Accumulation Period, at the time the related first Contribution is made. 4.17 Notification by the Company As soon as practicable after the allocation of Investment Shares to a Participant, the Company will notify that Participant. The notification will include the number of Investment Shares and the amount of Contributions used to acquire the Investment Shares. 4.18 Holding Investment Shares The Directors will determine the basis upon which the Investment Shares will be held on behalf of the Participant and whether the legal ownership of the Investment Shares will be transferred to the Nominee, or whether the share certificate (or other documents of title) of the Investment Shares will be lodged with the Nominee without the need for a change in the registered owner of the Shares. The basis upon which the Investment Shares are held may vary from country to country. 4.19 Access to Investment Shares Subject to rule 10.11 (Withholding) and with regard to rule 5.4 (Forfeiture of Matching Shares), a Participant may, at any time, direct the Nominee to transfer legal title of Investment Shares to the Participant or their nominee. 5. Matching Shares 5.1 Ratio of Matching Shares to Investment Shares If the Plan is operated to provide Matching Shares, a Participant who is allocated Investment Shares is entitled to an award of Matching Shares. The Directors will set the ratio of Matching Shares to Investment Shares from time to time and the applicable ratio will be notified to the Participant. If the Directors decide to change the ratio, the Participants will be notified. The ratio cannot exceed two Matching Shares to one Investment Share or such other number as determined by the Directors from time to time.

-13- 5.2 Awards of Matching Shares The Company will award Matching Shares to each Participant on the basis set out in the application or as otherwise notified to the Participant and will award Matching Shares on the same day as the related Investment Shares are allocated to Participants unless the Directors determine that Matching Shares will be awarded on another day. However, the Directors may decide to operate the Plan on the basis that, if any Investment Shares allocated are not sufficient to result in the award of a Matching Share on the same day, the match will be made when sufficient Investment Shares have been allocated. Rule 6.1 (Forfeitable Shares - restrictions on disposal) apply to the award of Matching Shares. 5.3 Notification by the Company At the time of, or as soon as practicable after, the award of Matching Shares, the Company will notify each Participant of the award. The Company will include in the notification: 5.3.1 the number of Matching Shares subject to the award; 5.3.2 whether the award is made in the form of a Conditional Award or Forfeitable Shares; and 5.3.3 the applicable Holding Period. 5.4 Forfeiture of Matching Shares 5.4.1 Subject to rule 6.3 (Leaving Employment), the Directors may decide that an award of Matching Shares will be made on the basis that, if a Participant leaves Employment for any reason during the Holding Period, they will forfeit any Matching Shares subject to the Holding Period. 5.4.2 The Directors may also decide that an award of Matching Shares will be made on the basis that a Participant who takes out of the Plan the Investment Shares in respect of which the Matching Shares were awarded (other than by reason of rule 6.3 (Leaving Employment) or on a Change of Control) during the Holding Period will forfeit the Matching Shares relating to those Investment Shares. 5.5 Fractional Shares Where the Directors so decide, the award of Matching Shares under rule 5.2 (Award of Matching Shares) includes an award of fractional Matching Shares. 6. Transfer of Shares 6.1 Forfeitable Shares - restrictions on disposal Where Free Shares and Matching Shares are awarded in the form of Forfeitable Shares, the Participant must permit the Nominee to retain legal title

-14- to their Free Shares and Matching Shares during the Holding Period and the Nominee must retain them. A Participant cannot assign, charge or otherwise dispose of their beneficial interests in any Free Shares or any Matching Shares in any way during the Holding Period and the Nominee must not dispose of any Free Shares or any Matching Shares (whether by transfer to the Participant or otherwise) during the Holding Period, unless rule 6.3 (Leaving Employment) applies or the Directors decide otherwise in their absolute discretion. Notwithstanding the above, the Nominee can make a disposal of Plan Shares in connection with a Change of Control or under rule 10.11 (Withholding). 6.2 End of Holding Period 6.2.1 Where Free Shares and Matching Shares are awarded in the form of Forfeitable Shares, subject to rule 6.3 (Leaving Employment), after the end of the Holding Period, the Free Shares and Matching Shares will be held by the Nominee on behalf of the Participant as unrestricted Plan Shares unless and until the Participant directs the Nominee to transfer legal title to the Participant or their nominee. In the absence of such direction, the Directors may decide to transfer any such unrestricted Plan Shares to the Participant or their nominee at any time. 6.2.2 Where Free Shares and Matching Shares are awarded in the form of a Conditional Award, subject to rule 6.3 (Leaving Employment), the Conditional Award will Vest at the end of the Holding Period and the Shares will be issued or transferred to the Participant or his nominee within 30 days of Vesting. 6.2.3 A Participant cannot assign, charge or otherwise dispose of their beneficial interest in any Free Shares or any Matching Shares awarded in the form of a Conditional Award. 6.3 Leaving Employment 6.3.1 If a Participant leaves Employment for any of the reasons set out in 6.3.2, the following will apply: (i) all their Plan Shares will cease to be subject to the Plan and will be transferred to them (or, in the case of death, to their personal representative) or their nominee as soon as practicable, unless the Directors decide, in their absolute discretion, that all or some of the Participant’s Plan Shares will remain subject to the Plan, including the relevant transfer restrictions: and (ii) if the Participant holds a Conditional Award, the Conditional Award will Vest and the Shares will be transferred to them or their nominee within 60 days of leaving Employment, unless the Directors decide in their absolute discretion that all or some of the Participant’s Plan Shares will remain subject to the Plan, including the relevant transfer restrictions. In the case of death, the Shares will be transferred to the Participant’s personal representative as soon as practicable.

-15- A transfer of employment to or immediate re-employment by Rio Tinto Limited or any of its subsidiaries will not, whether or not that entity is a Group Company, constitute leaving Employment for the purposes of rule 3.5 (Forfeiture of Free Shares), rule 5.4 (Forfeiture of Matching Shares) or this rule 6.3, unless the Directors decide otherwise. 6.3.2 The reasons are: (i) ill-health, injury or disability (established to the satisfaction of the Participant’s employer); (ii) retirement with the agreement of the Participant’s employer; (iii) the Participant’s employing company ceasing to be a Group Company; (iv) a transfer of the undertaking, or part of the undertaking, in which the Participant works to a person which is not a Group Company; (v) redundancy; (vi) death; and (vii) any other reason, if the Directors so decide in any particular case. 6.4 Cash equivalent for fractional Shares Notwithstanding anything else in this Plan, no fractional Shares will be issued or transferred to a Participant. Where a Participant is entitled to receive a fractional Share under this Plan (including under rule 4.19, rule 6.2.1, rule 6.2.2 or rule 6.3.1), that Participant will instead receive cash consideration equivalent to the relevant fraction of the Share’s Market Value. 7. Rights of Participants 7.1 Dividend Shares and Dividend Equivalents 7.1.1 All dividends payable in respect of a Participant’s Plan Shares (including during any applicable Holding Period) will belong to the Participant. Unless the Directors determine otherwise, the Company will procure that any dividends paid will be used to acquire Dividend Shares (including, where the Directors so decide, fractional Dividend Shares) on behalf of the Participant as the Directors determine from time to time. Dividend Shares will not be subject to any restrictions or forfeiture and will form part of the Participant’s Plan Shares for the purpose of this rule 7. Dividend Shares will be held by the Nominee on behalf of the Participant unless and until the Participant or the Directors direct that the Dividend Shares should be transferred to the Participant or their nominee or sold. Where the Directors determine that dividends will not be reinvested they will be paid in cash to the Participant.

-16- 7.1.2 Where the Participant holds a Conditional Award, the Directors may at any time determine that the Conditional Award includes the right to receive a Dividend Equivalent which may be paid in cash or in Dividend Shares (as determined from time to time by the Directors). Dividend Equivalents will be paid to the Participant or their nominee at such time as the Shares subject to the Conditional Award are issued or transferred to the Participant unless the Directors decide that any Dividend Shares should be held in accordance with rule 7.1.1. 7.1.3 The Nominee is not required to pay a Participant any interest earned on any dividend to which the Participant is entitled. The Nominee may retain any interest on such terms as the Directors decide. 7.1.4 The Nominee must hold unclaimed dividends for at least 12 years from the date the dividend is declared. If any dividends remain unclaimed after this period, the Nominee may retain them and use them in paying the expenses of administering the Plan. 7.2 Voting 7.2.1 The Nominee may invite Participants to direct it on the exercise of any voting rights attaching to Plan Shares registered in the name of the Nominee and held on behalf of that Participant. The Nominee may not take any action without such a direction. The Nominee will only be entitled to vote on a show of hands if all directions received from Participants who have given directions in respect of a particular resolution are identical. The Nominee will not be under any obligation to call for a poll. In the event of a poll the Nominee will vote in accordance with the directions of Participants. The Nominee must not vote in respect any Shares it holds under the Plan which have not been registered in the name of the Nominee. 7.2.2 A Participant is not entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to a Conditional Award until the Shares are issued or transferred to the Participant. 7.3 Share Capital Variation 7.3.1 The Participant (or anyone authorised by them) has the right to direct the Nominee on the appropriate action to take (if any) in relation to any right relating to a Participant’s Plan Shares in connection with a Share Capital Variation. The Nominee may not take any action without such a direction. If the Nominee has not received the necessary direction and funds needed to carry out the direction before such time as the Nominee specifies, it will allow the right to lapse. If the Nominee is to incur in any liability, it may require an indemnity which it considers appropriate from the Participant.

-17- 7.3.2 In the event of a Share Capital Variation, the Directors may adjust the number or class of Shares or securities subject to any Conditional Award. 7.4 Change of Control and Corporate Events 7.4.1 The Participant (or anyone authorised by them) has the right to direct the Nominee on the appropriate action to take in relation to any offer or right relating to a Participant’s Plan Shares in connection with a Change of Control or Corporate Event. The Nominee may not take any action without such a direction. On a Change of Control or Corporate Event, any consideration consisting of new shares or securities will be held by the Nominee as Plan Shares as if they were the original Plan Shares. 7.4.2 In the event of a Change of Control or, if the Directors so decide, a Corporate Event, a Conditional Award Vests at the time of the relevant event as determined by the Directors and the Shares will be issued or transferred to the Participant or their nominee within 30 days of Vesting. 7.5 Fractional entitlements Where, following any offer referred to in rule 7.3 (Share Capital Variation), the Nominee receives rights or securities in respect of Plan Shares, it will allocate them among the Participants concerned on a proportionate basis, rounding down if necessary. The Nominee will then aggregate any fractions not allocated and sell the unallocated rights and securities. The Nominee will deduct all expenses of sale and applicable tax and social security from the proceeds of sale and distribute the net proceeds of sale proportionately among the Participants whose allocation was rounded down. However, if a Participant’s entitlement is less than the transfer costs (wire fees) to be incurred in distributing the entitlement, the Nominee may retain that entitlement and use it to pay the expenses of the Plan. 7.6 Fractional shares Notwithstanding anything else in this Plan, and irrespective of whether or not a direction to vote or take any other action is received by the Nominee in respect of any Plan Shares, the Nominee will not, in respect of any fractional interest in a Plan Share held by the Participant under the rules of the Plan, exercise the right to vote or take any other action that cannot be effected in respect a fractional interest only. For the avoidance of doubt, a Participant’s fractional interest in a Plan Share for the purpose of this rule means any residual fractional interest in a Plan Share that remains after aggregating all fractional interests in Plan Shares held by the Participant. 8. Malus 8.1.1 Where the Directors consider that an exceptional circumstance has occurred during the Holding Period, the Directors may determine in

-18- their absolute discretion that an award of Free Shares and/or Matching Shares is not justified and that the Participant should forfeit some or all of their award. 8.1.2 The circumstances in which the Directors may exercise their discretion under this rule 8 may include, inter alia: (i) any fraud or misconduct by the Participant or an exceptional event or events that has had or may have a material effect on the value or reputation of any Group Company (excluding an exceptional event or events which have a material adverse effect on global macroeconomic conditions); (ii) an error (including a misstatement or omission) is found in any published financial statements of the Rio Tinto Group or any business division of the Rio Tinto Group requiring a material downward restatement or which otherwise is material to the Rio Tinto Group or the business division, or where information has emerged since the Award Date which would have affected the size of the award granted; (iii) the personal performance of the Participant, of their product group or of the Rio Tinto Group does not, in the reasonable opinion of the Directors, justify an award of Free Shares and/or Matching Shares to the extent otherwise determined in accordance with the other rules of the Plan or where the Participant’s conduct or performance has been in breach of their employment contract, any laws, rules or codes of conduct applicable to them or the standards reasonably expected of them; (iv) the performance of the company, business or undertaking in which a Participant worked or works or for which they were or are directly or indirectly responsible is found to have been misstated or based upon any material misrepresentation and which resulted in a greater number of Free Shares and/or Matching Shares being awarded than would otherwise have been the case; (v) where any team, business area, Group Company or profit centre in which the Participant works or worked has been found guilty in connection with any regulatory investigation or has been in breach of any laws, rules or codes of conduct applicable to it or the standards reasonably expected of it; (vi) the occurrence of an event or events, or any action, inaction or omission by a Participant or any Group Company that has a material impact on the Group’s social licence to operate wherever in the world; and/or (vii) the occurrence of a catastrophic safety or environmental event or events.

-19- 8.2 General 8.2.1 For the avoidance of doubt, rule 8.1.1 can apply even if the Participant was not responsible for the event in question or, where relevant, if it happened before the Award Date. 8.2.2 Rule 8.1.1 may be applied in different ways for different Participants in relation to the same or different events, or in different ways for the same Participant in relation to different awards. 8.2.3 The Directors will notify the Participant of any application of this rule 8. 8.2.4 Without limiting rule 11, the Participant will not be entitled to any compensation in respect of any adjustment under this rule 8, and the operation of rule 8.1.1 will not limit any other remedy any Group Company may have in relation to the circumstances in which rule 8.1.1 is operated. 9. Clawback 9.1.1 Where the Directors consider that an exceptional circumstance has occurred during the two year period following the end of the Holding Period for any Award, the Directors may determine in their absolute discretion that any one or more of the following apply: (i) that: (A) any award (or any part thereof) of Free Shares and/or Matching Shares held by the Participant be forfeited; (B) any Shares previously received by the Participant under this Plan, or such number as are specified by the Directors, be transferred for nil consideration to any person specified by the Directors; or (C) failing or instead of the transfer of such Shares under paragraph (B) above, an amount in cash equal to the value of the Shares at a date determined by the Directors or such lower amount as the Directors may specify, be paid to the Company or as it may direct by the Participant; (ii) the Participant must pay a cash amount equal to the dividends or other rights or benefits (in each case, calculated as set out in a notification to the Participant but excluding any imputed or associated tax credits or rebates, such as any Australian franking credits, in relation to those dividends, rights or benefits) paid on or attributed to a Share previously received by the Participant under this Plan; and/or (iii) the Company, the Participant’s employing company or any Group Company may withhold from or offset against any

-20- distribution, bonus, payment (including salary) or grant or vesting of any other award to which a Participant may be entitled in connection with their employment with any Group Company, such an amount as the Directors consider appropriate. 9.1.2 The circumstances referred to in rule 9.1.1 may include, inter alia: (i) any fraud or misconduct by the Participant or an exceptional event or events that has had or may have a material effect on the value or reputation of any Group Company (excluding an exceptional event or events which have a material adverse effect on global macroeconomic conditions); (ii) an error (including a misstatement or omission) is found in any published financial statements of the Rio Tinto Group or any business division of the Rio Tinto Group requiring a material downward restatement or which otherwise is material to the Rio Tinto Group or the business division, or where information has emerged since the Award Date which would have affected the size of the award granted; (iii) the personal performance of the Participant, of their product group or of the Rio Tinto Group did not, in the reasonable opinion of the Directors, justify an award of Free Shares and/or Matching Shares to the extent otherwise determined in accordance with the other rules of the Plan or where the Participant’s conduct or performance has been in breach of their employment contract, any laws, rules or codes of conduct applicable to them or the standards reasonably expected of them; (iv) the performance of the company, business or undertaking in which a Participant worked or works or for which they were or are directly or indirectly responsible is found to have been misstated or based upon any material misrepresentation and which resulted in a greater number of Free Shares and/or Matching Shares being awarded than would otherwise have been the case; (v) where any team, business area, Group Company or profit centre in which the Participant works or worked has been found guilty in connection with any regulatory investigation or has been in breach of any laws, rules or codes of conduct applicable to it or the standards reasonably expected of it; (vi) the occurrence of an event or events, or any action, inaction or omission by a Participant or any Group Company that has a material impact on the Group’s social licence to operate wherever in the world; and/or (vii) the occurrence of a catastrophic safety or environmental event or events.

-21- 9.1.3 In making any determinations under rule 9.1.1 as to the number of Shares to be transferred or the amount of the cash to be paid by the Participant, the Directors may decide that the number of Shares or the amount of cash (as the case may be) be determined on either a gross basis or net of tax basis. If the Directors determine that the number of Shares or the amount of cash (as the case may be) is to be determined on a net of tax basis, the Directors may do so on the basis that the net of tax basis is to be applied only if the Participant enters into such deed of indemnity as the Directors may prescribe, in case any tax is refunded or is refundable to the Participant. The deed of indemnity may (without limitation) contain provisions for the recovery of tax and/or employee social security contributions from the Participant and the process of liaison with any tax authority. 9.1.4 Where the Directors make a determination under rule 9.1.1, the Directors must notify the Participant and the Participant must, within 20 Business Days (or such other period as the Directors determine) of the date of that notice, comply with the requirements of the notice. 9.1.5 In making any determinations under rule 9.1.1, the Directors can take into account any information known to them at the time of the determination, regardless as to whether the information relates to events or circumstances that occurred before an award was made, during the life of an award, during the Holding Period or any other time. 9.2 General 9.2.1 For the avoidance of doubt, rule 9 can apply even if the Participant was not responsible for the event in question or, where relevant, if it happened before the Award Date. 9.2.2 Rule 9.1.1 may be applied in different ways for different Participants in relation to the same or different events, or in different ways for the same Participant in relation to different awards. 9.2.3 The Directors will notify the Participant of any application of this rule 9. 9.2.4 Without limiting rule 11, the Participant will not be entitled to any compensation in respect of any adjustment under this rule 9, and the operation of rule 9.1.1 will not limit any other remedy any Group Company may have in relation to the circumstances in which rule 9.1.1 is operated. 10. General 10.1 Plan limits The number of Shares which may be allotted under the Plan on any day must not, when added to the aggregate of the number of Shares which have been allotted in the previous 10 years under the Plan and any other employees’ share

-22- schemes operated by the Company, exceed 10% of the ordinary share capital of the Company in issue immediately before that day. In this rule 10.1, “allotted” means, in the case of any share option scheme, the placing of unissued Shares under option and, in relation to other types of employee share schemes, the issue of Shares. In determining the limits above, no account will be taken of any Shares where the right to acquire Shares was released or lapsed without being exercised. For the avoidance of doubt, the acquisition of any Shares by market purchase by, or for the purpose of, an employee share scheme is not within the meaning of “allotted”. 10.2 Listing Rules No Shares will be allocated under the Plan if that would cause Rule 6.1.19 (Shares in public hands) of the Listing Rules to be breached. 10.3 Listing If and so long as Shares are listed on the Official List or on any other stock exchange where Shares are traded, the Company will apply for a listing for any Shares issued under the Plan after their allotment. 10.4 Rights Shares issued on subscription will rank equally in all respects with the Shares then in issue. However, the Directors may determine, in their discretion, that they will not rank for any dividends or other distributions payable or made in respect of a period beginning after their date of issue. Where Shares are transferred cum an entitlement they will have the benefit of all rights attaching to the Shares by reference to a record date on or after the date on which they are allocated or awarded. The Company may award Shares, a proportion of which will rank for dividends or other rights attaching to Shares by reference to a record date preceding the relevant Award Date and a proportion of which will not. If this happens, the Company will award the Shares to each Participant as far as practicable in those same proportions. 10.5 Notices Any notice or other document which has to be given in connection with the Plan may be delivered to a Participant or sent by post to them at their home address using the records of that Participant’s employing company, or such other address as the Company or the Nominee consider appropriate or sent by e- mail (or other electronic means including posting on any website or intranet site) to any address which according to the records of the Participant’s employing company is used by them (or such other e-mail or electronic address as they may from time to time specify). Any notice or other document which has to be given to the Company or the Nominee in connection with the Plan may be delivered or sent by post to them at their registered offices (or such other place as the Directors or the Nominee may from time to time notify the Participants) or, if the Directors allow and

-23- subject to such conditions as they may specify, sent by e-mail or other electronic means to the e-mail or electronic address for the time being notified by the Company. Notices sent by post will be deemed to have been given on the seventh day following the date of posting. Notices sent by e-mail (or other electronic means), in the absence of evidence to the contrary, will be deemed to have been received on the first day after sending. 10.6 Documents sent to shareholders The Company may send to the Participants copies of any documents or notices normally sent to its shareholders. 10.7 Directors’ decision final and binding The decision of the Directors on the interpretation of the Plan rules or in any dispute or question affecting any Eligible Employee or Participant under the Plan will be final and conclusive. 10.8 Regulations The Directors will have the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with the Plan rules. 10.9 Payments by Participating Companies The Company may notify each Participating Company of an amount it is required to contribute in respect of Free Shares and/or Matching Shares. If it does so, each Participating Company will pay this amount to the Company to be used for the purposes of the Plan. 10.10 Capital receipts and other amounts When the Nominee receives money in relation to Plan Shares or the proceeds of any disposal, it will make the required deductions for tax and social security and pay the balance to the Participant. The Nominee may, however, retain any amount which is less than the transfer costs (wire fees) to be incurred in distributing the amount and use it for the purposes of the Plan. 10.11 Withholding The Company, the Nominee and any employing company may withhold any amount and make any arrangements, including the sale of Shares on behalf of the Participant, as it considers necessary to meet any liability to taxation or social security contributions in respect of the Participants’ participation in the Plan. 10.12 Overriding restrictions on transfer of Shares Notwithstanding any term or condition of this Plan, Shares may not be assigned, acquired, transferred, issued or dealt with under this Plan if to do so would contravene any applicable laws, regulations or listing rules or where the compliance with any applicable law, regulation or listing rule would be unduly

-24- onerous or impractical. In addition, these rules (including the exercise of any discretions) are subject to all applicable laws, regulations and listing rules. 11. Terms of employment 11.1.1 For the purposes of this rule 11, “Employee” means any Participant, any Eligible Employee, other employee or any other person. 11.1.2 This rule 11 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful. 11.1.3 Nothing in the Plan rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and their employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment. 11.1.4 The benefit to an Employee of participating in the Plan shall not form any contractual right and shall not be pensionable, form part of an Employee’s basic salary or be benefit bearing. 11.1.5 No Employee has a right to participate in the Plan. Participation in the Plan or the award or allocation of Plan Shares on a particular basis in any year does not create any right to or expectation of participation in the Plan or the award or allocation of Plan Shares on the same basis, or at all, in any future year. 11.1.6 The terms of the Plan do not entitle the Employee to the exercise of any discretion in their favour. 11.1.7 The Employee will have no claim or right of action in respect of any decision, omission or discretion, not relating to their Plan Shares, which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and their employer. 11.1.8 The Employee will have no claim or right of action in respect of any decision, omission or discretion relating to their Plan Shares which may operate to the disadvantage of the Employee. 11.1.9 No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to: (i) any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment); or (ii) any exercise of a discretion or a decision taken in relation to a Participant or to the Plan, or any failure to exercise a discretion or take a decision; or

-25- (iii) the operation, suspension, termination or amendment of the Plan. 11.1.10 Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Plan rules, including this rule 9. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to receive any Free Shares or Matching Shares awarded to them or any Investment Shares or Dividend Shares allocated to them subject to and in accordance with the express terms of the Plan rules, in consideration for, and as a condition of, their participation in the Plan. 11.1.11 Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist. 12. Data protection 12.1.1 By participating in the Plan, a Participant acknowledges and, if so required by applicable law, agrees that the Administrator, the Company or any Subsidiary may hold, process and transfer personal data relating to the Participant to other Subsidiaries or to any third parties engaged by them for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with applicable law and the Company’s Group Data Protection Policy where the processing is necessary for: (i) the performance of the contract between the Company and the Participant under which the Participant participates in the Plan; (ii) the Administrator, the Company or any Subsidiary to comply with its legal obligations; or (iii) the purposes of the legitimate interests pursued by the Administrator, the Company or any Subsidiary. 12.1.2 A Participant also acknowledges and, if so required by applicable law, agrees that the Administrator, the Company or any Subsidiary may, in accordance with applicable law and the Company’s Group Data Protection Policy, transfer or store personal information outside the European Economic Area (EEA), and that personal data may also be processed outside the EEA by the Administrator, the Company or any Subsidiary or for one or more of its or their service providers. 12.1.3 If a Participant chooses not to acknowledge and, if so required by applicable law, not to agree to the statements set out in rules 12.1.1 and/or 12.1.2 above, they will not be eligible to participate in the Plan.

-26- 13. Amendments 13.1 Directors’ powers Subject to rule 13.2 (Shareholders’ Approval), the Directors may at any time change any of the provisions of the Plan in any way. 13.2 Shareholders’ Approval 13.2.1 Except as described in rule 13.2.2, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the advantage of present or future Participants which relate to the following: (i) the persons to whom or for whom Shares may be allocated or awarded under the Plan; or (ii) the limitations on the number of Shares which may be allocated or awarded under the Plan; or (iii) the maximum entitlement for each Participant under the Plan; or (iv) the basis for determining each Participant’s entitlement to Shares; or (v) any rights attached to the Shares; or (vi) the basis for determining a Participant’s entitlement to, and the terms of securities, cash or other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital; or (vii) the terms of this rule 13.2. 13.2.2 The Directors need not obtain the approval of the Company in general meeting for any minor changes: (i) to benefit the administration of the Plan; or (ii) to comply with or take account of the provisions of any proposed or existing legislation; or (iii) to take account of any changes to the legislation; or (iv) to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Group Company or any present or future Participant. 13.3 Overseas considerations Notwithstanding any other provision of the Plan, the Directors may amend or add to the provisions of the Plan (by way of schedule or otherwise) as they consider necessary or desirable to facilitate the operation of the Plan in any jurisdiction or to enable the Plan to take advantage of any favourable tax or

-27- regulatory treatment, provided that any such addition or amendment does not vary the basic features of the Plan. 14. Termination The Plan will terminate on the Expiry Date, but the Directors may resolve to terminate the Plan at any time before that date. If this happens, no further Shares will be awarded or allocated but the provisions of the Plan will continue in full force and effect in relation to Shares already awarded or allocated. 15. Governing law and jurisdiction English law governs the Plan and its administration. The English courts have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan.

-28- Schedule 1 Canada 1. Purpose The purpose of this Schedule 1 is to make certain variations to the terms of the Plan, in the case of its operation for Participating Employees in Canada, to take into account Canadian tax rules. 2. Definitions The words and expressions used in this Schedule 1 which have capital letters have the same meaning as they have in the rules of the Plan. 3. Application This Schedule 1 applies to any Participating Employee who is subject to taxation under the laws of Canada as a resident of Canada on the Award Date. 4. Amendment All the rules of the Plan apply to this Schedule 1 subject to the following amendments: 4.1 Off-Shore Trust Any trust located outside of Canada shall not be used in respect of the Plan for any Participating Employee subject to this Schedule 1. 4.2 Holding Period for Free Shares and Matching Shares For the purposes of Free Shares and Matching Shares awarded to Participating Employees under this Schedule 1, the Holding Period under the Plan must end no later than 31 December of the third calendar year following the Award Date and such Free Shares and Matching Shares will be satisfied in cash, in settlement of any fractional Shares, or Shares on or before such date. 4.3 Leaving Employment In respect of any Participating Employee subject to this Schedule 1, for the purposes of determining whether a Participating Employee is in Employment at the end of the Holding Period, no period of notice that was given or ought to have been given, whether by statute, contract, or at common law shall constitute continued employment for purposes of the Plan, except as and if expressly required by applicable employment standards legislation.

-29- Schedule 2 USA 1. Purpose The purpose of this Schedule 2 is to make certain variations to the terms of the Plan, in the case of its operation for Participating Employees in the United States of America who are U.S. citizens, tax residents or are otherwise subject to tax in the United States, to take into account US tax rules. 2. Definitions The words and expressions used in this Schedule 2 which have capital letters have the same meaning as they have in the rules of the Plan. “Code” shall mean the United States Internal Revenue Code of 1986, as amended. 3. Application This Schedule 2 applies to any Participating Employee who is a citizen or tax resident of the United States or any other Participating Employee to the extent that their Free Shares or Matching Shares or any portion thereof are subject to income taxation under the laws of the United States of America. The intent of the Company is that compensatory payments and benefits under the Plan are intended to be exempt from the requirements of Section 409A of the Code and the regulations and guidance promulgated thereunder to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. If any amount payable pursuant to the Plan is determined to be “nonqualified deferred compensation” under Section 409A of the Code, the Plan shall be interpreted, to the maximum extent permitted, to be in compliance with Section 409A of the Code. In no event whatsoever shall the Company, or any Group Company, be liable for any additional tax, interest or penalty that may be imposed on a Participating Employee by Section 409A of the Code or damages for failing to comply with Section 409A of the Code. 4. Amendments All the rules of the Plan apply to this Schedule 2 subject to the following amendments: 4.1 Rule 6.3 (Leaving Employment) For the purposes of rule 6.3 (Leaving Employment): 4.1.1 The phrase “unless the Directors decide in their absolute discretion that all or some of the Participant’s Plan Shares will remain subject to the Plan, including the relevant transfer restrictions” in rules 6.3.1(i) and 6.3.1(ii) shall not apply in respect of any Participating Employees under this Schedule 2,

-30- 4.1.2 and the words “but not later than 15 March of the calendar year following the calendar year of the Participant’s death” are added to the end of the last sentence of rule 6.3.1(ii) in respect of any Participating Employees under this Schedule 2. 4.2 Rule 7.1 (Dividend Shares and Dividend Equivalents) For the purposes of rule 7.1.2 and for the avoidance of doubt, Dividend Equivalents will not be paid in respect of any Conditional Awards which lapse under the rules of the Plan.

-31- Schedule 3 France The purpose of this Schedule 3 is to make certain variations to the terms of the Plan, in order to satisfy French securities laws, exchange control, corporate law and tax requirements (especially the provisions of Articles L. 225-197-1 et seq. of the French Code de commerce) to qualify for favourable income tax and social security treatment in France. The rules of the Plan shall apply subject to the modifications contained in this Schedule 3 whenever the Directors decide to grant a qualifying award to an Employee under this Schedule 3. Awards of Free Shares and Matching Shares may only be granted under this Schedule 3 as Conditional Awards. Free Shares and Matching Shares may not be granted as Forfeitable Shares under this Schedule 3. Any reference to Forfeitable Shares is deleted accordingly. 1. Rule 1 (Definitions) 1.1 The definitions of “Eligible Employee”, “Expiry Date”, “Holding Period” and “Participating Company” and set out in rule 1 of the Plan are deleted and replaced by the following definitions: “Eligible Employee” means a salaried employee of a Participating Company or a corporate officer of a Participating Company holding the duties of chairman of the board, general manager, deputy general manager, member of the directory board or manager (respectively président du conseil d’administration, directeur général, directeur général délégué, membre du directoire or gérant)1; “Expiry Date” means 5 May 2027, the sixth anniversary of shareholder approval of the Plan; “Holding Period” means such period as determined by the Directors but which is not less than one year from the transfer of the Shares to the Participant, during which the Shares cannot be sold, transferred or otherwise disposed of save that such holding period may be reduced (or even deleted) provided that the cumulative duration of the Vesting Period and such holding period is at least equal to two years as from the Award Date; and “Participating Company” means: (i) the Company; (ii) a company in which the Company holds, directly or indirectly, at least 10 per cent of the share capital or voting rights; (iii) a company holding directly or indirectly at least 10 per cent of the share capital or voting rights of the Company; or (iv) a company for which at least 50 per cent of the share capital or voting rights are held by a company which holds at least 50 per cent of the share capital of the Company and, in the case of (ii), (iii) and (iv), which is designated as a Participating Company by the Directors. 1.2 The following new definitions are added to those stated in rule 1 of the Plan: 1 Subject, for corporate officers, to compliance with Article L. 225-197-6 of the French Code de commerce (last revised on 24 May 2019 with Law # 2019-486 dated 22 May 2019).

-32- “Defined Disability” means the circumstance where a Participant is recognised as a disabled employee of the second or third category within the meaning of Article L.341-4 of the French Code de la sécurité sociale; “Nominee Agreement” means an agreement between the Participant and the Administrator where the Administrator has appointed the Nominee to hold the legal title to the Shares during the Holding Period or while the Shares are held in a share plan account provided by the Administrator to facilitate the Participant’s participation in the Plan and the Nominee will act on the instructions of the Participant in relation to the Shares and may not act otherwise, to the exception that the Nominee may not sell or otherwise transfer the Shares before expiry of the Holding Period. “Vesting Period” means such period as determined by the Directors but which is not less than one year from the Award Date to the date of Vesting. 2. Rule 2 (Operation of the Plan) 2.1 A Participant shall not be required to pay for the grant of an award of Free Shares or Matching Shares under this Schedule 3. For the avoidance of doubt, a Participant will be required to pay for the allocation of Investment Shares under the rules of the Plan and Matching Shares may be granted under this Schedule 3 in relation to such Investment Shares. 2.2 In rule 2.3.5, the words “or pursuant to rule 6.3 (Leaving Employment) of rule 8.11 (Withholding)” are deleted and replaced by the following: “or pursuant to rules 6.3.4 (death) and 6.3.5 (Defined Disability)”. 3. Rule 3 (Free Shares) 3.1 The following paragraph is added at the end of rule 3.1 (Limit): “Notwithstanding the above, no Conditional Award (including, for the avoidance of doubt, Free Shares and Matching Shares) shall be granted to a Participant who holds 10 per cent or more (taking into account any unvested Conditional Awards under the Plan or any other plan subject to the provisions of Articles L.225-197-1 et seq. of the French Code de commerce) of the share capital of the Company or who may hold, as the result of this award, 10 per cent or more of the share capital of the Company.” 3.2 In rule 3.2.2, the words “Vesting Period and (if applicable) the” are added before the words “Holding Period”. 3.3 In rule 3.4.1(iii), the words “Vesting Period and (if applicable)” are added before the words “Holding Period”. 3.4 In rule 3.5 (Forfeiture of Free Shares), the words “Holding Period” are deleted and replaced by the words “Vesting Period”. 3.5 Rule 3.6 (Fractional Shares) is deleted. Any reference to fractional Shares is deleted accordingly.

-33- 4. Rule 4 (Investment Shares) 4.1 Allocations of Investment Shares may be made under the rules of the Plan but not under this Schedule 3. Matching Shares may be granted under this Schedule 3 in relation to Investment Shares allocated under the rules of the Plan. For the avoidance of doubt, Investment Shares allocated under the rules of the Plans will not qualify for favourable income tax and social security treatment in France whereas related Matching Shares may so qualify if granted under this Schedule 3. 4.2 Rule 4.15 (Fractional Shares) is deleted. Any reference to fractional Shares is deleted accordingly. 5. Rule 5 (Matching Shares) 5.1 In rule 5.3.3, the words “Vesting Period and (if applicable)” are added before the words “Holding Period”. 5.2 In rule 5.4.1, the words “Holding Period” are deleted and replaced by the words “Vesting Period”. 5.3 In rule 5.4.2, the words Holding Period” are deleted and replaced by the words “Vesting Period”. 5.4 Rule 5.5 (Fractional Shares) is deleted. Any reference to fractional Shares is deleted accordingly. 6. Rule 6 (Transfer of Shares) 6.1 Rule 6.1 (Forfeitable Shares – restrictions on disposal) is deleted and replaced by the following: “6.1 End of Vesting Period Within 30 days of a Conditional Award Vesting, the Directors will arrange for the transfer (including a transfer out of treasury) or issue of the number of Shares in respect of which the Conditional Award has vested to the Nominee. Except as provided under rules 6.3.4 (death) and 6.3.5 (Defined Disability), the Shares will be held by the Nominee on behalf of the Participant for the duration of the Holding Period, in accordance with the provisions of the Nominee Agreement. The Nominee must pay to the Participant all dividends attributable to the Shares during the Holding Period and must vote in accordance with the instructions given by the Participant at the General Meetings of the Company.” 6.2 Rule 6.2.1 is deleted and replaced by the following: “The Nominee will arrange for the transfer of the Shares to the Participant within 30 days from the end of the Holding Period. The Participant will be free to dispose of the Shares upon expiry of the Holding Period, except during any period during which Dealing Restrictions that prohibit the sale of the Shares are in place”

-34- 6.3 In rule 6.2.2, the words “subject to rule 6.3 (Leaving Employment)” are deleted and replaced by “subject to rules 6.3.4 (death) and 6.3.5 (Defined Disability)” and the words “Holding Period” are replaced by “Vesting Period”. 6.4 In rule 6.2.3, the words “or of their legal title” are added after the words “beneficial interest”. 6.5 The following paragraphs are added at the end of rule 6.3 (Leaving Employment): “6.3.3 Notwithstanding the above, Conditional Awards shall not Vest prior to the first anniversary of the Award Date. If a Conditional Award would Vest, in accordance with any rule in the Plan other than rules 6.3.4 (death) and 6.3.5 (Defined Disability), prior to the first anniversary of the Award Date, the Conditional Award will not so Vest but will continue until the first anniversary of the Award Date and, at such time only, it will Vest and the Holding Period will apply from this date. 6.3.4 Notwithstanding any other rule of the Plan, where a Participant leaves Employment by reason of death, their personal representatives may request, within six (6) months from the date of death, the Vesting of the deceased Participant’s Conditional Award and the transfer of the underlying Shares. The Shares will be transferred to the personal representatives of the Participant as soon as practicably possible following the request and shall not be subject to any Holding Period. 6.3.5 Notwithstanding any other rule of the Plan, where a Participant suffers from a Defined Disability, they can request at any time the Vesting of their Conditional Award and the transfer of the underlying Shares. The Shares shall be transferred to the Participant suffering from a Defined Disability as soon as practicably possible following their request and shall not be subject to any Holding Period.” 6.6 Rule 6.4 (Cash equivalent for fractional Shares) is deleted. 7. Rule 7 (Rights of Participants) 7.1 Rule 7.1.2 is deleted. Any reference to Dividend Equivalents is deleted accordingly. 7.2 Rule 7.3.2 is supplemented with the following: “An adjustment made under this rule shall only be permissible to the extent that it is intended to, and that its sole effect is to, restore the value of the Conditional Award and it is made in compliance with the rules set out in the French Code de commerce.” 7.3 Rule 7.4 (Change of Control and Corporate Events) shall apply in accordance with Articles L.225-197-1-III of the French Code de commerce and 80 quaterdecies and 163 bis C-I bis of the French Code général des impôts to the extent that the Directors intend the Conditional Awards to maintain favourable tax treatment under this Schedule 3. However, in the event the Directors do not intend the Conditional Awards to maintain such favourable tax treatment, rule

-35- 6 of the Plan will prevail notwithstanding any potential detrimental tax or social security consequences for the Participant. 7.4 Rules 7.6 (Fraction Shares) are deleted. 8. Rule 8 (General) 8.1 Rule 10.1 (Plan Limits) is supplemented with the following: “Notwithstanding the above, the total number of Shares granted under the Plan or any other plan subject to provisions of Articles L.225-197-1 et seq. of the French Code de commerce shall not exceed 10 per cent of the share capital of the Company in issue at the Award Date. Shares which have not Vested at the end of a Vesting Period to a Participant as well as Shares which have been transferred to a Participant at the end of a Holding Period are not taken into account for the assessment of this 10 per cent limit.” 8.2 In rule 10.4 (Rights), the sentence “However, the Directors may determine, in their discretion, that they will not rank for any dividends or other distributions payable or made in respect of a period beginning after their date of issue.” is deleted. The last paragraph of Rule 10.4 is deleted. 8.3 The following paragraphs are added to the end of rule 10.11 (Withholding): “The Participants (or their personal representatives, as applicable) are responsible for reporting the receipt of any income under the Plan, however made, to the appropriate tax authorities. The Participating Company with whom a Participant is or was in employment on the date the Shares are transferred, or the Company, as the case may be, will communicate the name of the Participant and the number of Shares being transferred, and any other detail required under law, to the tax and social security authorities as required under law.” 8.4 The following words are added to the end of rule 13.1 (Directors’ powers): “provided that no such amendment shall adversely affect the rights of any Participant without such Participant’s consent.”